Exhibit 99.1

Landstar System, Inc. 13410 Sutton Park Drive, South Jacksonville, FL 32224 904 398 9400

For Immediate Release	Contact: Fred Pensotti (CFO) Landstar System, Inc. www.landstar.com
April 20, 2022	904-398-9400

LANDSTAR SYSTEM REPORTS ALL-TIME QUARTERLY RECORD

DILUTED EARNINGS PER SHARE OF $3.34 IN THE 2022 FIRST QUARTER

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) reported record quarterly revenue of $1.971 billion in the 2022 first quarter, a 53 percent increase over revenue of $1.288 billion in the 2021 first quarter; quarterly net income of $124.8 million, an increase of 62 percent over net income of $77.2 million in the 2021 first quarter; and quarterly diluted earnings per share (“DEPS”) of $3.34, an increase of 66 percent compared to $2.01 in the 2021 first quarter. To put these 2022 first quarter results into perspective, the Company’s revenue, net income, and DEPS were the highest amounts achieved in any quarter in Landstar history, surpassing the prior record amounts established in the 2021 fourth quarter.

Gross profit in the 2022 first quarter was $214.6 million, an all-time quarterly record, compared to $147.1 million in the 2021 first quarter. Variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) also reached an all-time quarterly record of $270.5 million in the 2022 first quarter, 43 percent above 2021 first quarter variable contribution of $189.2 million. A reconciliation of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2022 and 2021 first quarters is provided in the Company’s accompanying financial disclosures.

Trailing twelve month return on average shareholders’ equity was 51 percent and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 45 percent. During the 2022 first quarter, Landstar purchased approximately 694,000 shares of its common stock at an aggregate cost of $109.3 million.

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The Company is currently authorized to purchase up to an additional 2,306,450 shares of the Company’s common stock under its previously announced share purchase programs. Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.25 per share payable on May 27, 2022, to stockholders of record as of the close of business on May 5, 2022. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2022 first quarter was $1,751.3 million, or 89 percent of revenue, compared to $1,193.5 million, or 93 percent of revenue, in the 2021 first quarter. Truckload transportation revenue hauled via van equipment in the 2022 first quarter was $1,081.2 million, compared to $729.4 million in the 2021 first quarter, an increase of 48 percent. Truckload transportation revenue hauled via unsided/platform equipment in the 2022 first quarter was $408.8 million, compared to $297.5 million in the 2021 first quarter, an increase of 37 percent. Revenue from other truck transportation in the 2022 first quarter was $227.6 million, compared to $140.9 million in the 2021 first quarter, an increase of 61 percent. Revenue hauled by rail, air and ocean cargo carriers in the 2022 first quarter was $194.7 million, or 10 percent of revenue, compared to $79.3 million, or 6 percent of revenue, in the 2021 first quarter, an increase of 146 percent.

“I am very pleased overall with Landstar’s 2022 first quarter performance, as the Company continued to perform at record levels. The 2022 first quarter once again set a new standard for the best quarterly financial performance in Landstar history. Revenue, gross profit, variable contribution, net income and diluted earnings per share were each all-time quarterly records. The increase in truck revenue per load and the number of loads hauled via truck over the 2021 first quarter represent very strong, balanced growth. Remarkably, for the first time in Landstar history, February truck revenue per load was higher than in the preceding December,” said Landstar President and CEO Jim Gattoni.

As previously disclosed in a Current Report on Form 8-K filed on February 28, 2022, through the first 8 weeks of the Company’s 2022 first fiscal quarter as compared to the first 8 weeks of the Company’s 2021 first fiscal quarter, revenue per load on loads hauled via truck increased 27 percent and the number of loads hauled via truck

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increased 24 percent. The Company also noted in the February 28 Form 8-K that two of the largest Landstar independent commission sales agencies, as measured by Landstar revenue generated in fiscal year 2021, maintain administrative operations in Ukraine that could be significantly disrupted by the Russian invasion of Ukraine.

Consistent with the estimated amounts set forth in a Current Report on Form 8-K subsequently filed by the Company on April 5, 2022, during the Company’s 2022 first quarter compared to the 2021 first quarter, revenue per load on loads hauled via truck increased 22 percent and the number of loads hauled via truck increased 20 percent. The Company attributes the decrease in the year-over-year growth rate of revenue per load on loads hauled via truck in the 13-week 2022 first quarter compared to that of the first 8 weeks of the 2022 first quarter to a more difficult year-over-year comparison in March. Prior year March experienced an atypical increase in truck revenue per load of 11 percent on a sequential basis from fiscal February 2021 to fiscal March 2021. The decrease in the year-over-year growth rate of loads hauled via truck in the 2022 first quarter compared to that of the first 8 weeks of the 2022 first fiscal quarter was attributable to (1) the impact of the Russian invasion of Ukraine, although as disclosed in the April 5 Form 8-K, first quarter truck load volumes arranged by the two independent commission sales agencies with significant administrative operations based in Ukraine were significantly less impacted than initially anticipated by the Company, and (2) an atypical increase in the number of loads hauled via truck from fiscal February 2021 to fiscal March 2021 that resulted from severe winter weather experienced during the last week of fiscal February 2021.

Gattoni continued, “Over the trailing 12 month period, Landstar’s financial performance has been unparalleled in our history. As a result, our prior year comparisons will become more challenging as we move further into 2022. Moreover, the headwinds relating to inflation and a potential shift in consumer spending, as well as potential impacts relating to the war in Ukraine, make it difficult to predict the future direction of the U.S. freight transportation environment. Nevertheless, throughout March and through the first few weeks of the 2022 second quarter, customer demand for our freight transportation services remained strong.”

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In March 2022, revenue per load for loads hauled via truck was approximately equal to that of February 2022 even though the cost of a gallon of diesel fuel increased approximately $1, or 27%, from February to March. This suggests a decrease in revenue per load (excluding fuel) in March compared to February on loads hauled via truck brokerage carriers, as the cost of fuel is often reflected in all-in rates billed by Landstar to customers on loads hauled by truck brokerage carriers and included in the Company’s revenue. Notably though, revenue per load on loads hauled by BCOs only experienced a slight decrease in March compared to February. In this regard it is important to note that revenue per load on loads hauled by BCOs is typically less sensitive to changes in the cost of diesel fuel as fuel surcharges billed to customers on freight hauled by BCOs are paid 100% by Landstar to the hauling BCO and not included in the Company’s revenue.

Gattoni further stated, “Currently, overall truck revenue per load is trending at levels similar to March. Although it is difficult to predict what may occur with respect to prices for diesel fuel going forward, we expect a relatively stable revenue per load environment to continue throughout the 2022 second quarter. As such, I expect revenue per load on loads hauled via truck in the 2022 second quarter to be in a mid-teen percentage range above the 2021 second quarter. As I previously noted, we enter the second quarter with continued strong demand for our services but also with more difficult year-over-prior-year period comparisons ahead of us. Assuming these conditions continue through the 2022 second quarter, I expect the number of loads hauled via truck to increase over the 2021 second quarter in a range of 11 percent to 13 percent. As such, I anticipate revenue for the 2022 second quarter to be in a range of $2.0 billion to $2.05 billion.”

Gattoni concluded, “Based on the range of revenue estimated for the 2022 second quarter, I would anticipate DEPS to be in a range of $3.22 to $3.32. This range of DEPS includes insurance and claims expense estimated at 4.2 percent of BCO revenue.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s First Quarter 2022 Earnings Release Conference Call.”

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About Landstar:

Landstar System, Inc. is a worldwide, technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed a non-GAAP financial measure: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such

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statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2021 fiscal year; the impact of the coronavirus (COVID-19) pandemic; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2021 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	March 26,	March 27,
	2022	2021
Revenue	$1,970,599	$1,287,534
Investment income	721	684

Costs and expenses:
Purchased transportation	1,550,330	998,285
Commissions to agents	149,778	100,009
Other operating costs, net of gains on asset sales/dispositions	11,141	7,642
Insurance and claims	30,768	21,505
Selling, general and administrative	52,713	45,408
Depreciation and amortization	13,757	12,101

Total costs and expenses	1,808,487	1,184,950

Operating income	162,833	103,268
Interest and debt expense	1,123	1,042

Income before income taxes	161,710	102,226
Income taxes	36,871	24,986

Net income	$124,839	$77,240

Diluted earnings per share	$3.34	$2.01

Average diluted shares outstanding	37,418,000	38,404,000

Dividends per common share	$0.25	$0.21

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	March 26, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$146,025	$215,522
Short-term investments	35,679	35,778
Trade accounts receivable, less allowance of $7,940 and $7,074	1,223,123	1,154,314
Other receivables, including advances to independent contractors, less allowance of $8,838 and $8,125	123,231	101,124
Other current assets	10,441	16,162

Total current assets	1,538,499	1,522,900

Operating property, less accumulated depreciation and amortization of $356,988 and $344,099	307,044	317,386
Goodwill	40,945	40,768
Other assets	159,325	164,411

Total assets	$2,045,813	$2,045,465

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$96,215	$116,478
Accounts payable	626,337	604,130
Current maturities of long-term debt	34,983	36,561
Insurance claims	52,644	46,896
Dividends payable	—	75,387
Accrued income taxes	50,280	18,403
Other current liabilities	89,793	112,128

Total current liabilities	950,252	1,009,983

Long-term debt, excluding current maturities	137,289	75,243
Insurance claims	51,132	49,509
Deferred income taxes and other non-current liabilities	50,991	48,720

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,370,151 and 68,232,975	684	682
Additional paid-in capital	248,230	255,148
Retained earnings	2,432,699	2,317,184
Cost of 31,242,818 and 30,539,235 shares of common stock in treasury	(1,816,149)	(1,705,601)
Accumulated other comprehensive loss	(9,315)	(5,403)

Total shareholders’ equity	856,149	862,010

Total liabilities and shareholders’ equity	$2,045,813	$2,045,465

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirteen Weeks Ended
	March 26, 2022	March 27, 2021
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$1,081,206	$729,402
Unsided/platform equipment	408,757	297,485
Less-than-truckload	33,720	25,670
Other truck transportation (1)	227,601	140,932

Total truck transportation	1,751,284	1,193,489
Rail intermodal	42,688	31,708
Ocean and air cargo carriers	152,057	47,600
Other (2)	24,570	14,737

	$1,970,599	$1,287,534

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$727,574	$560,114

Number of loads:
Truck transportation
Truckload:
Van equipment	376,268	321,212
Unsided/platform equipment	131,829	114,263
Less-than-truckload	47,843	40,692
Other truck transportation (1)	85,930	59,663

Total truck transportation	641,870	535,830
Rail intermodal	12,630	11,700
Ocean and air cargo carriers	11,560	9,230

	666,060	556,760

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	262,240	245,950

Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,873	$2,271
Unsided/platform equipment	3,101	2,604
Less-than-truckload	705	631
Other truck transportation (1)	2,649	2,362
Total truck transportation	2,728	2,227
Rail intermodal	3,380	2,710
Ocean and air cargo carriers	13,154	5,157

Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,774	$2,277

Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	37%	44%
Truck Brokerage Carriers	52%	49%
Rail intermodal	2%	2%
Ocean and air cargo carriers	8%	4%
Other	1%	1%

	March 26, 2022	March 27, 2021
Truck Capacity Providers
BCO Independent Contractors (3)	11,089	10,498

Truck Brokerage Carriers:
Approved and active (4)	68,859	49,538
Other approved	28,094	23,246

	96,953	72,784

Total available truck capacity providers	108,042	83,282

Trucks provided by BCO Independent Contractors (3)	11,935	11,268

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

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Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Thirteen Weeks Ended
	March 26, 2022	March 27, 2021
Revenue	$1,970,599	$1,287,534

Costs of revenue:
Purchased transportation	1,550,330	998,285
Commissions to agents	149,778	100,009

Variable costs of revenue	1,700,108	1,098,294

Trailing equipment depreciation	9,083	8,907
Information technology costs (1)	4,046	2,938
Insurance-related costs (2)	31,655	22,622
Other operating costs	11,141	7,642

Other costs of revenue	55,925	42,109

Total costs of revenue	1,756,033	1,140,403

Gross profit	$214,566	$147,131

Gross profit margin	10.9%	11.4%
Plus: other costs of revenue	55,925	42,109

Variable contribution	$270,491	$189,240

Variable contribution margin	13.7%	14.7%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.